                          SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C. 20549

                                       FORM 8-K

                                    CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of the
                         Securities and Exchange Act of 1934



Date of Report (Date of earliest event reported)   JUNE 18, 1997

                   INFORMATION MANAGEMENT TECHNOLOGIES CORPORATION
                (Exact name of Registrant as specified in its Charter)


                                       DELAWARE
             ------------------------------------------------------------
                    (State of other jurisdiction of incorporation)


0-16753                                     58-1722085
------------------------------              ------------------------------
Commission File No.                         I.R.S. Employer Identification



130 CEDAR STREET, NEW YORK, NY              10006
------------------------------              ------------------------------
Address of principal                        Zip Code
executive offices


(212) 306-6100
------------------------------
Registrant's telephone number,
including area code

5.  OTHER EVENTS

    The Registrant (the "Company"), on June 18, 1997, appointed Harry Markovits as a member of the Board of Directors of the Company.

    Mr. Markovits currently serves as a financial consultant to the Company and for the past five years has been a registered representative at D.H. Blair & Co., Inc., a stock brokerage firm. He is currently a registered representative at Amerivet/Dymally, Inc., a stock brokerage firm, in addition to being an officer of U-N-US, a wholesale jewelry company.

    The Board agreed to award 100,000 options to purchase 100,000 shares of common stock of the Company at $1.12 per share to Mr. Markovits. Additionally, Mr. Markovits will be compensated for each meeting attended by him as a member of the Board. The Board also appointed Mr. Markovits as a member of the Compensation Committee of the Company.

    Stock options awarded to Mr. Markovits will vest after one full year of service on the Board of Directors.


                                      SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    Dated:         New York, New York
                   June 18, 1997

                                  INFORMATION MANAGEMENT
                                  TECHNOLOGIES CORPORATION
                                  IMTECH
                                        (Registrant)


                                   /s/ Joseph Gitto
                                  ------------------------
                                  JOSEPH GITTO
                                  President